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                                                                  EXHIBIT 3.3(c)

     STATE OF DELAWARE
    SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/22/1998
   981366270 -- 2612001




                            CERTIFICATE OF CORRECTION

                                       OF

                            CERTIFICATE OF AMENDMENT

                                       OF

                   TELEX COMMUNICATIONS, INTERNATIONAL, LTD.

                   (Pursuant to Section 103(f) of the General
                    Corporation Law of the State of Delaware)



         I, the undersigned, being the Secretary of Telex Communications, International, Ltd., do hereby certify that the Certificate of Amendment of Certificate of Incorporation filed on December 3, 1997 contained an inaccurate record.

         ARTICLE FIRST provided that the name of the corporation shall be: Telex Communications, International, Ltd.

         ARTICLE FIRST should read as follows: The name of the corporation shall be Telex Communications International, Ltd.

         I have duly executed this Certificate of Correction of the Certificate of Incorporation this 22nd day of September A.D. 1998.


                                               /s/ JOHN A. PALLESCHI
                                               ---------------------
                                               Secretary
                                               John A. Palleschi